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                                                                     EXHIBIT 4.1

                       AMERICAN BUSINESS INFORMATION, INC.

                             1992 STOCK OPTION PLAN

     AS AMENDED EFFECTIVE UPON THE 1997 DATE, IF ANY, OF THE DECLARATION OF
               A CLASS A STOCK DIVIDEND BY THE BOARD OF DIRECTORS


           1. Purpose. The purpose of the 1992 Stock Option Plan (hereinafter called the "Plan"), is to promote the interests of American Business Information, Inc., a Delaware corporation (here inafter called the "Company"), by affording an incentive to certain directors, officers, key employees and consultants to remain in the employ of the Company and to use their best efforts in its behalf; and further to aid the Company in attracting, maintaining, and developing capable personnel of a caliber required to insure the Company's continued success, by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Company through the granting of options to purchase the Company's stock pursuant to the terms of this Plan.

           2. Shares Subject to Plan.

              (a) The shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board of Directors (the "Board"), from the authorized unissued shares of the Company's Class B Common Stock, or as specified in Section 13, Class A Common Stock (herein the "Common Stock"), or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.

              (b) Subject to adjustments made pursuant to provisions of Section 13, the aggregate number of shares which may be issued upon exercise of all options which may be granted under the Plan shall not exceed 5,000,000 shares of the Common Stock of the Company.

              (c) In the event that any option granted under the Plan expires or terminates for any reason whatsoever without having been exercised in full, the shares subject to, but not delivered under, such option shall become available for other options to the same optionee or other eligible persons without decreasing the aggregate number of shares which may be granted under the Plan; or shall be available for any lawful corporate purpose.

              (d) The following limitations shall apply to grants of options to employees:

                      (i) No employee shall be granted, in any fiscal year of the company, options to purchase more than 900,000 Shares.

                      (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.



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                      (iii) If an option is canceled in the same fiscal year of
the Company in which it was granted (other than in connection with a transaction described in Section 13), the canceled option shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

           3. Option Agreements.

              (a) Each option under the Plan shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the optionee and which shall contain such provisions as may be approved by the Administrator (as defined in Section 4).

              (b) The option agreements shall constitute binding contracts between the Company and the optionee, and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.

              (c) The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

           4. Administration.

              (a) Procedure.

                      (i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of employees, directors or consultants.

                      (ii) Section 162(m). To the extent that the Board determines it to be desirable to qualify options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                      (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                      (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a committee which shall be constituted to satisfy applicable laws.

              (b) Powers of the Board or its Committee (hereinafter the "Administrator"). Subject to the provisions of this Plan, and in the case of a committee, subject to the specific duties delegated by the Board to such committee, the Administrator shall have the authority, in its discretion:



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                      (i) to determine the fair market value of the Common
Stock, in accordance with Section 6 of this Plan;

                      (ii) to select the persons to whom options may be granted hereunder provided such persons are eligible to receive option under the Plan as provided in Section 5 hereof;

                      (iii) to determine the number of shares of Common Stock to be covered by each option granted hereunder;

                      (iv) to approve forms of agreement for use under this Plan;

                      (v) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                      (vi) to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted;

                      (vii) to construe and interpret the terms of this Plan;

                      (viii) to prescribe, amend and rescind rules and regulations relating to this Plan;

                      (ix) to modify or amend each option (subject to Section 14 of this Plan);

                      (x) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld. The fair market value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an optionee to have shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                      (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option previously granted by the Administrator; and

                      (xii) to make all other determinations deemed necessary or advisable for administering this Plan.

                      (c) Effect of Administrator's Decision. The
Administrator's decisions, determinations and interpretations shall be final and binding on all optionees and any other holders of options.



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           5. Eligibility. Nonstatutory Stock Options (options not intended to qualify as Incentive Stock Options) may be granted to employees (including officers and directors who are also employees), non-employee directors and consultants. Incentive Stock Options (as defined below) may be granted only to employees (including officers and directors who are also employees).

              An employee shall not cease to be an employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

              Neither service as a director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

              If otherwise eligible, an optionee who has been granted an option may be granted additional options. The fact that an optionee has been granted an option under this Plan shall not in any way affect or qualify the right of the Company employer to terminate his or her employment relationship, directorship or consulting relationship at any time. Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to options granted to persons eligible to receive options under the Plan. Eligible persons to whom options may be granted under the Plan will be those selected by the Administrator from time to time who, in the sole discretion of the Administrator, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company.

           6. Option Price. The per share exercise price for the shares to be issued pursuant to exercise of an option shall be determined by the Administrator, subject to the following:

              (a) In the case of an Incentive Stock Option granted to any employee, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant. However, under no circumstances shall the fair market value as determined by the Administrator be less than the book value of the Company's Common Stock as reflected in the Company's most recent financial statements, prepared by the certified public accountant who is then servicing the Company's account, which are prepared in accordance with generally accepted accounting principles. For all purposes of this Plan, the fair market value of shares subject to option shall be deemed conclusive, upon the determination of the Administrator made in good faith. The option price will be subject to adjustments in accordance with provisions of Section 13 herein.

              (b) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as



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"performance-based compensation" within the meaning of Section 162(m) of the
Code, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant.

              (c) Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

           7. Exercise of Options.

              (a) Subject to the provisions of the Plan with respect to termination of employment under Section 12 herein, the period during which each option may be exercised shall be fixed by the Administrator at the time such option is granted, but in the case of an Incentive Stock Option, such period shall expire not later than ten years from the date the option is granted.

              (b) Each option granted under the Plan may be exercised, except as provided in Section 12, only during the continuance of the optionee's employment relationship, directorship or consulting relationship with the Company or one of its subsidiaries. Subject to the foregoing limitations and the terms and conditions of the option agreement, each option shall be exercisable in whole or in part in installments at such time or times as the Administrator may prescribe and specify in the applicable option agreement.

              (c) No shares shall be delivered pursuant to any exercise of an option until the requirements of such laws and regulations as may be deemed by the Administrator to be applicable to them are satisfied and until payment in full of the option price for them is received by the Company. Payment of the option price may consist entirely of:

                      (i) cash;

                      (ii) check;

                      (iii) promissory note;

                      (iv) other shares which (A) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised;

                      (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                      (vi) any combination of the foregoing methods of payment;
or



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                      (vii) such other consideration and method of payment for
the issuance of shares to the extent permitted by applicable laws.

              (d) No optionee, or the legal representative, legatee, or distributee of an optionee, shall be deemed to be a holder of any shares subject to any option unless and until the certificate or certificates for them have been issued.

           8. Ten-Percent Owners. Notwithstanding the provisions of paragraphs 6 and 7 above, the following terms and conditions shall apply to Incentive Stock Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent-owner" shall mean an optionee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary thereof. With respect to a 10-percent owner:

              (a) the price at which shares of stock may be purchased under an Incentive Stock Option granted pursuant to this Plan shall be not less than 110% of the fair market value thereof, said fair market value being determined in the manner described at Section 6, above; and

              (b) the period during which any such Incentive Stock Option may be exercised, to be fixed by the Administrator in the manner described at paragraph 7, above, shall expire not later than five years from the date the option is granted.

           9. Annual Limit on Incentive Stock Option Vesting. Each option shall be designated in the option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value (i) of shares subject to an optionee's Incentive Stock Options granted by the Company, any parent or subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, such excess options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time of grant.

           10. Other Terms and Conditions. Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Administrator, which such terms, together with the terms of this Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422 of the Code and lawful regulations thereunder.

           11. Transferability of Options. Unless determined otherwise by the Administrator, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee. If the Administrator makes an option transferable, such option shall contain such additional terms and conditions as the Administrator deems appropriate.



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           12. Termination of Employment. In the event that employment of an optionee by the Company or any subsidiary is terminated for any reason other than disability or death, an option granted hereunder shall be exercisable by the optionee at any time prior to the expiration date of the option or within three months after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such option at the date of such termination.

              In the event optionee ceases to be an employee, director or consultant as a result of the optionee's disability (a total and permanent disability as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option shall revert to the Plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

              In the event of the death of an optionee while in the employ of the Company (or within three months after termination of employment by reasons of retirement with the consent of the Company), his option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the option or within three months after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such option on the date of his death.

           13. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

              (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. With respect to the 1997 stock dividend of one share of Class A Common Stock for each outstanding share of Class B Common Stock (the Stock Dividend"), the Board's definitive adjustment is that each Option outstanding as of the Stock Dividend record date ( an "Outstanding Option") is thereafter a "stapled" option covering an equal number of shares of Class A Common Stock and Class B Common Stock such that Outstanding Options, when exercised, are only exercisable for an equal number of shares of Class A Common Stock and Class B



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Common Stock; and that otherwise the terms and conditions of such Outstanding
Options remain unchanged and in full force and effect. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

              (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the stock covered by such option, including shares as to which the option would not otherwise be exercisable.

              (c) Merger or Asset Sale. In the event of a merger of the company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option shall terminate upon the expiration of such period. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

           14. Amendments, Alteration, Suspension, or Termination.

              (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

              (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder



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approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

              (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company.

           15. Effective Date, Term, and Approval. The Plan shall take effect on January 1, 1992. This Plan will terminate on December 31, 2001, and no options may be granted under the Plan after that date, unless an earlier termination date after which no options may be granted under the Plan is fixed by action of the Board, but any option granted prior thereto may be exercised in accordance with its terms. The Plan and all options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the holder of an option shall not be entitled to exercise his option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirements, law or regulation.

           16. Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan, provided that the trusts or other arrangements are consistent with the unfunded status of the Plan.

           17. Long-Term Capital Gains. Incentive Stock Options granted pursuant to this Plan are intended to qualify for long-term capital gains treatment, if available, under the provisions of Section 422 of the Code. As of January 1, 1992, eligibility for such tax treatment required that no disposition of the shares of stock be made by the optionee: (i) within two years from the date the Incentive Stock Option is granted; or (ii) within one year of the date the stock underlying the Incentive Stock Option is transferred to the employee.

           18. General Provisions. The Administrator may require each person purchasing shares pursuant to a stock option under the Plan to represent to and agree with the Company in writing that the optionee is requiring the shares without a view to distribution thereof. The certificate for such shares may include any legend which the Administrator deems appropriate to reflect any restriction on transfer. All certificates for shares delivered under the Plan pursuant to any stock option shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the stock is listed, and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.